Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(331,280)
Unrealized Gain (Loss) on Market Value of Futures	5,495,650
Dividend Income	419
Interest Income	704
ETF Transaction Fees	350
Total Income (Loss)	$5,165,843

Expenses
General Partner Management Fees	$28,722
Brokerage Commissions	942
NYMEX License Fee	574
Non-interested Directors' Fees and Expenses	413
Prepaid Insurance Expense	158
Other Expenses	13,153
Total Expenses	43,962
Expense Waiver	(7,686)
Net Expenses	$36,276
Net Income (Loss)	$5,129,567

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/12	$45,344,347
Additions (50,000 Units)	909,337
Net Income (Loss)	5,129,567

Net Asset Value End of Month	$51,383,251
Net Asset Value Per Unit (2,750,000 Units)	$18.68

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2012 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612